UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2022

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2022, the Board of Directors (the “Board”) of Amneal Pharmaceuticals, Inc. (the “Company”) appointed Deborah M. Autor to the Company’s Board. Ms. Autor will serve on the Board until the Company’s 2023 annual meeting of stockholders and until her earlier death, resignation successor is duly elected and qualified. The Board affirmatively determined that Ms. Autor is independent under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange. Ms. Autor will also serve on the Board’s Conflicts Committee.

From 2019-2021, Ms. Autor was Global Head of Regulatory Excellence at AstraZeneca, where she led regulatory operations, policy and intelligence for AstraZeneca submissions globally. Before joining AstraZeneca, Ms. Autor served at Mylan N.V. from 2013-2019, where she was Head of Strategic Global Quality and Regulatory Policy and Head of Global Quality, where she led Mylan’s largest function globally (5,000 people), overseeing the quality of 60 billion doses of medicine annually. Ms. Autor was a senior leader at the Food and Drug Administration (“FDA”) from 2001-2013, most recently as Deputy Commissioner for Global Regulatory Operations and Policy where she oversaw all FDA inspections, criminal investigations and international operations for human and veterinary drugs, biologics, medical devices, tobacco and food. Before that, Ms. Autor served as Director of the Office of Compliance of the Center for Drug Evaluation and Research, leading enforcement and policy making for compliance with all drug requirements, including, drug approval; current good manufacturing practices (GMP); human subject protection and bioresearch monitoring (GCP); import and export; and recalls. Before joining FDA, Ms. Autor was a Trial Attorney in the Office of Consumer Litigation of the U.S. Department of Justice, where she litigated civil and criminal cases on behalf of the FDA. Ms. Autor received a Juris Doctor, Magna Cum Laude, from Boston University School of Law and a Bachelor of Arts in Psychology from Columbia University, Barnard College.

Ms. Autor will participate in all non-employee director compensation and benefit programs in which the Company’s other non-employee directors participate pursuant to the Company’s Non-Employee Director Compensation Policy.

There are no arrangements or understandings between Ms. Autor and any other persons pursuant to which she was appointed as a member of the Board. There are no family relationships between Ms. Autor and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions involving (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Ms. Autor and the Company.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 3, 2022.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2022	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Jason B. Daly
	Name:	Jason B. Daly
	Title:	Chief Legal Officer & Corporate Secretary